SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report:   December 21, 1998


                      INNOVATIVE MEDICAL SERVICES
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        (Exact name of registrant as specified in its charter)

            California                          33-0530289
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      (State or other jurisdiction            (I.R.S. Employer
     of incorporation or organization)         Identification No.)

            1725 Gillespie Way, El Cajon, California 92020
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          (Address of principal executive offices)(Zip Code)

                             (619) 596-8600
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         (Registrant's telephone number, including area code)









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Item 5. Other Information

On December 19, 1998, the Company held its annual meeting of shareholders at the Company's offices. At the meeting, the Company re-elected Michael
L. Krall, Gary Brownell, Dennis Brovarone, Patrick Galuska, and Eugene Peiser and elected Donna Singer to the Board of Directors. The shareholders also approved a proposal authorizing the Board of Directors to declare a reverse split of the outstanding common stock only as when deemed necessary by the Board to maintain the listing of the Company's common stock on the NASDAQ SmallCap Market on or before December 31, 1999 on the basis of one share of common stock for every four shares outstanding on the effective date with each resulting fractional share rounded up to the next whole share. Upon the motion of the Board, the shareholders also amended the proposed Innovative Medical Services 1998 Directors and Officers Stock Option Plan to reduce the number of shares authorized under the Plan from 5,000,000 shares to 2,000,000 shares and to sever the Stock Appreciation Rights (SAR's) from the Plan in the event the SARs are determined to have a material adverse effect upon the Company's earnings as determined by the written opinion of an independent certified public accountant to be obtained within thirty days of the meeting. The Shareholders then approved the amended Plan.

Item 7.   Financial Statements and Exhibits.

     (C)  Exhibits:     None



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE MEDICAL SERVICES
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(Registrant)

/s/  MICHAEL L. KRALL
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     Michael L. Krall, President
     Date: December 21, 1998



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